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Woronoco Bancorp, Inc.

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March 19, 2003

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Woronoco Bancorp, Inc. The meeting will be held at the Springfield-Marriott, on the corner of Boland and Columbus Avenues, Springfield, Massachusetts on Wednesday, April 23, 2003 at 10:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent auditors, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Cornelius D. Mahoney
Chairman of the Board, President and
Chief Executive Officer

WORONOCO BANCORP, INC.

31 Court Street

Westfield, Massachusetts 01085-3562

(413) 568-9141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On Wednesday, April 23, 2003, Woronoco Bancorp, Inc. (the “Company”) will hold its annual meeting of stockholders at the Springfield-Marriott, on the corner of Boland and Columbus Avenues, Springfield, Massachusetts. The meeting will begin at 10:00 a.m., local time. At the meeting, the stockholders will consider and act on the following:

1.	The election of three directors to serve for terms of three years;

2.	The ratification of the appointment of Wolf & Company, P.C. as independent auditors for the Company for the fiscal year ending December 31, 2003; and

3.	The transaction of any other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Stockholders of record at the close of business on February 26, 2003 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Terry J. Bennett
Corporate Secretary

Westfield, Massachusetts

March 19, 2003

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PROXY STATEMENT

OF

WORONOCO BANCORP, INC.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Woronoco Bancorp, Inc. (the “Company” or “Woronoco Bancorp”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Woronoco Savings Bank (the “Bank” or “Woronoco Savings”). The annual meeting will be held at the Springfield-Marriott, on the corner of Boland and Columbus Avenues, Springfield, Massachusetts on Wednesday, April 23, 2003 at 10:00 a.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 19, 2003.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on February 26, 2003. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker on how to vote.

As of the close of business on February 26, 2003, a total of 3,622,325 shares of Company common stock was outstanding. Each share of common stock has one vote. As provided in the Company’s Certificate of Incorporation, recordholders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

If you are a stockholder as of the close of business on February 26, 2003, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the ratification of the appointment of Wolf & Company, P.C. as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast. Broker non-votes and abstentions will have no effect on the voting.

Voting by Proxy

This proxy statement is being sent to you by the Company’s Board of Directors for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees and “FOR” ratification of Wolf & Company, P.C. as independent auditors.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact them.

Participants in Woronoco Savings Bank’s ESOP

If you participate in the Woronoco Savings Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form that will reflect all shares you may direct the trustee to vote on your behalf under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account. Unallocated shares held by the ESOP and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties. The deadline for returning your voting instructions to the ESOP trustee is April 16, 2003.

STOCK OWNERSHIP

The following table provides information as of February 26, 2003, with respect to persons believed by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
Woronoco Savings Bank Employee Stock Ownership Plan and Trust 31 Court Street Westfield, Massachusetts 01085-3562	469,470	(1)	13.0%

Third Avenue Management LLC 767 Third Avenue New York, New York 10017	390,800	(2)	10.8%

Woronoco Savings Charitable Foundation 31 Court Street Westfield, Massachusetts 01085-3562	369,360	(3)	10.2%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	315,500	(4)	8.7%

(1)	Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants. As of February 26, 2003, 154,160 shares had been allocated to participants’ accounts and 315,310 shares remained unallocated under the ESOP.
(2)	Based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on January 28, 2003.
(3)	The foundation’s gift instrument requires that all shares of common stock held by the foundation must be voted in the same ratio as all other shares of Company common stock on all proposals considered by stockholders of the Company.
(4)	Based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director of the Company, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group, including those not individually named, as of February 26, 2003. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options) (1)(2)(3)	Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Percent of Common Stock Outstanding (4)
William G. Aiken	9,544	13,417	*
Agostino J. Calheno	67,033	26,625	2.57%
John B. Davies	250	3,600	*
Susan L. DeFeo	26,415	200
Francis J. Ehrhardt	10,039	6,872	*
Joseph M. Houser, Jr.	7,544	12,917	*
Joseph P. Keenan	16,561	3,600	*
Cornelius D. Mahoney	97,661	47,617	3.96%
Carmen J. Mascaro	4,273	6,872	*
Debra L. Murphy	71,867	26,625	2.70%
Richard L. Pomeroy	8,044	13,417	*
Ann V. Schultz	9,644	9,817	*
Norman H. Storey	11,544	13,417	*
D. Jeffrey Templeton	11,544	13,417	*
Robert W. Thomas	26,949	200	*
All Executive Officers and Directors as a Group (16 persons)	389,186	201,813	15.45%

*	Less than 1% of shares outstanding.
(1)	Includes unvested shares of restricted stock awards held in trust as part of the Woronoco Bancorp, Inc. 1999 Stock-Based Incentive Plan, with respect to which participants have voting but not investment power as follows: Messrs. Aiken, Ehrhardt, Houser, Keenan, Pomeroy, Storey and Templeton and Mrs. Schultz—2,617 shares; Mr. Calheno—14,396 shares; Ms. DeFeo—4,000 shares; Mr. Mahoney—23,953 shares; Ms. Murphy—14,396 shares; and Mr. Thomas—4,000 shares.
(2)	Includes shares held under the ESOP as to which each individual has voting but not investment power as follows: Mr. Calheno—6,266 shares; Ms. DeFeo—4,351 shares; Mr. Mahoney—6,435 shares; Ms. Murphy—6,261 shares; and Mr. Thomas—4,649 shares.
(3)	Includes shares held in trust in the Woronoco Savings 401(k) Plan as to which each individual has investment but not voting power as follows: Mr. Calheno—4,911 shares; Ms. DeFeo—2,784 shares; Mr. Mahoney—9,748 shares; and Ms. Murphy—8,528 shares.
(4)	Based on 3,622,325 shares of Company common stock outstanding and entitled to vote as of February 26, 2003, plus for each person, the number of shares such person may acquire within 60 days by exercising stock options.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors consists of eleven members and is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election this year are Francis J. Ehrhardt, Cornelius D. Mahoney and D. Jeffrey Templeton, each of whom is a director of the Company and the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2002. There are no family relationships among the directors or executive officers.

Nominees for Director

FRANCIS J. EHRHARDT, 75, is a commercial real estate manager and has been a general contractor in Massachusetts since 1975. Mr. Ehrhardt has been a Director of Woronoco Bancorp since its formation in 1998. He has served as a Trustee/Director of Woronoco Savings since 1979.

CORNELIUS D. MAHONEY, 57, joined Woronoco Savings Bank in 1975 after five years at First Hawaiian Bank, Honolulu, Hawaii. He became President and Chief Executive Officer of the Bank in 1986 and Chairman of the Board in 1999. He is a past Chairman of America’s Community Bankers, a past Chairman of the Massachusetts Bankers Association and a former Director of the Federal Home Loan Bank of Boston. Mr. Mahoney holds an M.B.A. from Western New England College. He was a member of the Thrift Institution Advisory Council to the Federal Reserve Board of Governors and is a Chairman of the Board of Trustees at Westfield State College. Mr. Mahoney has been a Director of Woronoco Bancorp since its formation in 1998. He has served as a Trustee/Director of Woronoco Savings since 1985.

D. JEFFREY TEMPLETON, 61, is the owner and President of The Mosher Company, Inc., located in Chicopee, Massachusetts, a manufacturer of buffing and polishing compounds, abrasive slurries and a distributor of related grinding, polishing and lapping machinery. Mr. Templeton has been a Director of Woronoco Bancorp since its formation in 1998. He has served as a Trustee/Director of Woronoco Savings since 1988.

Directors Continuing in Office

The following Directors have terms ending in 2004:

JOSEPH P. KEENAN, M.D., 54, has been a self-employed physician for over 20 years in Westfield, Massachusetts. He was also the Vice President of Coldwell Banker Keenan and Molta Assoc., the largest locally-owned real estate company in Western Massachusetts, from 1990 until 2002. He has been a Director of Woronoco Bancorp since its formation in 1998. He has served as a Trustee/Director of Woronoco Savings since 1991.

CARMEN J. MASCARO, 66, was the Corporate Treasurer with Enesco Group, Inc., formerly known as Stanhome Inc., a global marketer of quality branded gifts, collectibles and home accents, from 1993 until his retirement in 1999. He was an Enesco employee for 28 years. He joined Woronoco Bancorp and Woronoco Savings as a Director in 2000 and had served as a Corporator of Woronoco Savings from 1994 through 1999.

RICHARD L. POMEROY, 75, was the president of Pomeroy Insurance, Inc., an insurance company in Westfield, Massachusetts, prior to his retirement in 1987. Mr. Pomeroy has been a Director of Woronoco Bancorp since its formation in 1998. He has served as a Trustee/Director of Woronoco Savings since 1986.

ANN V. SCHULTZ, 68, is a retired Vice President of Woronoco Savings. Mrs. Schultz has been a Director of Woronoco Bancorp since its formation in 1998. She has served as a Trustee/Director of Woronoco Savings since 1991.

The following Directors have terms ending in 2005:

WILLIAM G. AIKEN, 62, has been a pharmacy manager with Super Foodmart Pharmacy since September 1997. Mr. Aiken has been a Director of Woronoco Bancorp since its formation in 1998. He has served as a Trustee/Director of Woronoco Savings since 1983.

JOHN B. DAVIES, 53, was appointed Executive Vice President of Massachusetts Mutual Life Insurance Company in 1994 and is currently an Agent Emeritus providing high net worth counseling with a focus on tax efficiency and intergenerational transfers of wealth to clients nationwide. He joined Woronoco Bancorp and Woronoco Savings Bank as Director in 2002 and had served as a corporator of Woronoco Savings Bank from 1998 until March 1999.

JOSEPH M. HOUSER, JR., 63, has been a self-employed certified public accountant for over 30 years. Mr. Houser also has been a consultant with Data Results, Inc., a computer services provider, for the past ten years. Mr. Houser has been a Director of Woronoco Bancorp since its formation in 1998. He has served as a Trustee/Director of Woronoco Savings since 1983.

NORMAN H. STOREY, 56, has been a real estate broker with and the owner of Storey Real Estate for over 35 years. In addition, Mr. Storey was a reserve police officer for over 30 years until his retirement in 2002 and Justice of the Peace for the past ten years within the Commonwealth of Massachusetts. Mr. Storey has been a Director of Woronoco Bancorp since its formation in 1998. He has served as a Trustee/Director of Woronoco Savings since 1987.

Executive Officers of the Company: (who are not Directors)

AGOSTINO J. CALHENO, 52, is Executive Vice President of Woronoco Bancorp and Executive Vice President of Lending and Chief Credit Officer of Woronoco Savings. Mr. Calheno joined the Bank in 1992 and is responsible for overseeing all lending operations. Mr. Calheno received a B.B.A. from the University of Massachusetts and is a graduate of the National School of Finance & Management and the Executive Development Program at Fairfield University.

DEBRA L. MURPHY, 46, is Executive Vice President and Chief Financial Officer of Woronoco Bancorp and Woronoco Savings. Mrs. Murphy has been with the Bank since 1988. She is responsible for all regulatory financial reporting, management of the investment portfolio and the oversight of the human resource and training areas of the Bank. Mrs. Murphy received a B.B.A. from the University of Massachusetts and is a graduate of the National School of Finance & Management and the Executive Development Program at Fairfield University.

Meetings and Committees of the Board of Directors

During 2002, the Board of Directors of the Company held seven meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during 2002. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

Audit Committee.    The Audit Committee, consisting of Messrs. Keenan and Mascaro and Mrs. Schultz, reviews the Company’s audit reports and management’s actions regarding the implementation of audit findings and reviews compliance with all relevant laws and regulations. The committee also supervises the Company’s internal audit function and engages the Company’s external auditor. The Audit Committee met four times in 2002.

Personnel & Compensation Committee.    The Personnel & Compensation Committee, consisting of Messrs. Aiken, Ehrhardt and Templeton, reviews budgetary issues and makes recommendations to the full Board of Directors on all matters regarding compensation. The Personnel & Compensation Committee met five times in 2002.

Nominating Committee.    The Company’s Nominating Committee, consisting of Messrs. Mascaro, Pomeroy and Mrs. Schultz, considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders. The Nominating Committee will accept and consider stockholder recommendations that are made pursuant to timely written notice to the Secretary of the Company. All recommendations must include all information necessary for the Nominating Committee to fully review the qualifications and credentials of the candidate. The Nominating Committee met on February 19, 2003.

Directors’ Compensation

Fees.    The Bank provides all non-employee Directors of the Bank with an annual retainer of $10,000 and a fee of $600 for all regular monthly and special meetings attended. Members of Board committees of the Bank receive a fee of $300 for each meeting attended. In addition, each committee chairperson receives an annual retainer of $2,000. The Company does not pay separate fees for service on its Board of Directors.

Directors’ Retirement Plan. During 2002, the Bank implemented a retirement plan for non-employee directors. The plan provides that upon a director’s retirement at or after attaining age 65, the director will receive a benefit of $1,000 multiplied by the director’s years of service (up to a maximum of 15 years of service), paid annually over a ten-year period. If a director terminates service with the Board prior to age 65, but after having completed five years of service, a benefit of $1,000 multiplied by the director’s years of service will be paid in annual installments over a ten-year period. If a change in control occurs, each director shall be treated as having retired at age 65 with 15 years of service.

Option Grant. In connection with his appointment to the Boards of Directors of the Company and the Bank, Mr. Davies received non-statutory stock options to acquire 16,361 shares of common stock at an exercise price of $21.10, the fair market value of the common stock on the date of grant. The options become exercisable in five equal annual installments commencing on November 20, 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the chief executive officer and all other executive officers of Woronoco Savings who received salary and bonus of $100,000 or more during the year ended December 31, 2002.

Long-Term Compensation
		Annual Compensation (1)		Awards
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(2)		Securities Underlying Options/SARs (#)	All Other Compensation ($)(3)
Cornelius D. Mahoney President, Chairman and Chief Executive Officer	2002 2001 2000	$306,654 291,000 275,616	$70,380 66,930 63,250	$	— — —	— — —	$111,468 98,851 65,684

Agostino J. Calheno Executive Vice President—Lending	2002 2001 2000	$150,144 140,000 130,385	$27,000 25,200 23,400	$	— — —	— — —	$61,960 53,452 33,908

Debra L. Murphy Executive Vice President and Chief Financial Officer	2002 2001 2000	$150,144 140,000 130,385	$27,000 25,200 23,400	$	— — —	— — —	$62,057 53,488 33,908

Robert W. Thomas Senior Vice President	2002 2001 2000	$96,775 93,000 89,154	$10,000 10,000 10,000	$	— — —	1,000 — —	$34,390 31,686 20,051

Susan L. DeFeo Senior Vice President	2002 2001 2000	$96,818 86,225 79,279	$10,000 10,000 10,000	$	— — —	1,000 — —	$34,429 30,117 18,444

(1)	Does not include the aggregate amount of perquisites and other personal benefits, which was less than 10% of the total annual salary and bonus reported.

(footnotes continued on next page)

(2)	The number and value of all unvested shares of restricted stock held by each named executive officer as of December 31, 2002 is as follows, based on $21.65, the closing price of the Company’s common stock on December 31, 2002:

	Number of Unvested Shares	Value of Unvested Shares
Mr. Mahoney	23,953	$518,582
Mr. Calheno	14,396	311,673
Ms. Murphy	14,396	311,673
Mr. Thomas	4,000	86,600
Ms. DeFeo	4,000	86,600

(3)	Consists of employer contributions to Woronoco Savings’ 401(k) plan of $12,000, $12,000, $12,000, $8,887 and $8,897, employee stock ownership plan allocations with a market value of $33,593, $33,593, $33,593, $25,503 and $25,532 and supplemental executive retirement plan allocations with a market value of $60,634, $16,367, $16,464, $0 and $0 for Messrs. Mahoney and Calheno and Ms. Murphy, Mr. Thomas and Ms. DeFeo, respectively. Also includes $2,989 attributable to the benefit of Mr. Mahoney pursuant to a split-dollar life insurance arrangement and the reimbursement of $2,252 in income taxes for Mr. Mahoney.

Employment Agreements. The Bank and the Company maintain employment agreements with Messrs. Mahoney and Calheno and Ms. Murphy. The employment agreements are intended to ensure that the Bank and the Company maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these officers.

The term of Mr. Mahoney’s Company employment agreement is five years. The other employment agreements provide for three-year terms. The Company employment agreements extend daily, unless written notice of non-renewal is given by the Company or the executive. The Bank employment agreements are renewable annually. The employment agreements provide that the executive’s base salary will be reviewed annually. The base salaries which currently are in effect for such employment agreements for Messrs. Mahoney and Calheno and Ms. Murphy are $325,000, $157,500 and $157,500, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in various employee benefit plans and stock-based compensation programs, as well as furnishing fringe benefits available to similarly-situated executive personnel.

The employment agreements provide for termination by the Bank or the Company for cause, as defined in the employment agreements, at any time. If the Bank or the Company terminates the executive’s employment for reasons other than for cause, or if the executive resigns from the Bank or the Company after specified circumstances that would constitute constructive termination, the executive or, if the executive dies, his or her beneficiary, would be entitled to receive an amount equal to the remaining base salary and incentive compensation payments due to the executive, the value of any granted but unexercised stock options and the contributions that would have been made on the executive’s behalf to any employee benefit plans of the Bank and the Company during the remaining term of the employment agreement. The Bank and the Company would also continue and/or pay for the executive’s life, health, dental and disability coverage for the remaining term of the employment agreement. The employment agreements restrict each executive’s right to compete against the Bank or the Company for a period of one year from the date of termination if his or her employment is terminated without cause, except if the termination follows a change in control. The Company agreements also provide for certain continued benefits to either the executive or his or her spouse if he or she dies or is disabled.

Under Mr. Mahoney’s Bank employment agreement and Mr. Calheno’s and Ms. Murphy’s Bank and Company employment agreements, if involuntary, or in certain circumstances, voluntary termination follows a change in control of the Bank or the Company, the executive or, if the executive dies, his or her beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments and benefits due for the remaining term of the agreement; or (2) the greater of (i) three times the average of the five preceding taxable years’ annual compensation or (ii) three times the annual compensation for the most recent taxable year. The Bank and the Company would also continue the executive’s life, health, and disability coverage for the term of the agreement. Mr. Mahoney’s Company employment agreement provides that his severance payment in connection with a change of control would equal the greater of (1) the payments and benefits due for the remaining term of the agreement or (2) the greater of (i) five times his average annual compensation for the preceding five taxable years or (ii) five times his annual compensation for the last preceding taxable year. The Company would continue Mr. Mahoney’s life, health and disability coverage for thirty-six months following the date of termination. Even though both the Bank and Company employment agreements provide for a severance payment if a change in control occurs, the executive would not receive duplicative payments or benefits under the agreements.

Payments and benefits provided for under the employment agreements if a change in control occurs may constitute a “parachute payment” for federal income tax purposes, resulting in the possible obligation of a federal excise tax payment by the covered executive. In such case, under the employment agreements with the Company, the Company is obligated to pay to the executive an amount so as to enable the executive to retain the economic value of the payments he or she would have retained had he or she not been subject to such excise tax.

Payments to the executive under the Bank’s employment agreement will be guaranteed by the Company if payments or benefits are not paid by the Bank. Payment under the Company’s employment agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the executive under any dispute or question of interpretation relating to the employment agreements shall be paid by the Bank or Company, respectively, if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the executive to the fullest extent legally allowable.

Change in Control Agreement. The Bank currently maintains a three-year change in control agreement with each of Mr. Thomas and Ms. DeFeo. The agreements are renewable annually. The agreements provide that if involuntary termination or, under certain circumstances, voluntary termination follows a change in control of the Company or the Bank, the executive would be entitled to receive a severance payment equal to three times their average annual compensation for the five most recent taxable years preceding termination. The Bank would also continue and pay for life, health and disability coverage for thirty-six months following termination. Payments to the executive under the agreements will be paid by the Company if payments (or other benefits) are not paid by the Bank.

Pension Plan. On November 15, 2000, the Board of Directors voted to terminate the Bank’s tax-qualified defined benefit pension plan for its employees. In connection with the termination of the pension plan, the Bank’s Board of Directors also voted to cease the accrual of pension benefits, effective December 31, 2000. Final termination of the pension plan was approved by the Internal Revenue Service on December 14, 2001. As a result of the termination of the pension plan, eligible employees were paid their accrued benefits in 2002.

Supplemental Executive Retirement Plan. The Bank maintains a non-qualified deferred compensation arrangement known as the supplemental executive retirement plan (the “SERP”) to provide benefits to eligible individuals (designated by the Board of Directors of the Bank or its affiliates) that cannot be provided under the ESOP as a result of Internal Revenue Code limitations (i.e., the annual excess benefit portion of the SERP). In addition to providing for annual benefits lost under the ESOP, the SERP also makes up benefits lost in the event of a change in control of the Company or the Bank prior to the complete repayment of the ESOP loan and to participants who retire prior to the complete repayment of the ESOP loan. Generally, upon the retirement of an eligible individual or upon a change in control of the Bank or the Company before complete repayment of the ESOP loan, the SERP provides the individual with a benefit equal to what the individual would have received under the ESOP and the annual excess benefit portion of the SERP had he or she participated in the ESOP throughout the term of the loan less the benefits actually provided under the ESOP and the annual excess benefit portion of the SERP on behalf of such individual. An individual’s benefits under the SERP generally become payable upon the participant’s retirement, upon a change in control of the Bank or the Company, or as determined under the ESOP. Currently, Messrs. Mahoney and Calheno and Ms. Murphy participate in the SERP.

Supplemental Executive Retirement Agreements. During 2002, the Bank entered in a Supplemental Executive Retirement Agreement with each of Messrs. Mahoney and Calheno and Ms. Murphy. The agreements provide that upon termination of service on or after attaining age 65, each executive will receive a supplemental retirement benefit. The supplement retirement benefits equal a percentage (75% in the case of Mr. Mahoney and 65% in the cases of Mr. Calheno and Ms. Murphy) of his or her final average compensation, reduced by certain amounts payable with respect to the 401(k) plan, the former pension plan and social security and, in Mr. Mahoney’s case, by certain amounts attributable to the split-dollar life insurance agreement entered into by Mr. Mahoney and the Bank in 1995, multiplied by a factor related to the executive’s years of service (up to a maximum of 20 years of service) with the Bank. The agreements also provide for reduced supplemental retirement benefits if any of the executives voluntarily terminate employment, other than on account of death, disability or in connection with a change in control, prior to attaining age 65 but after having attained age 55. If the executive dies or becomes disabled prior to terminating employment, the agreements provide that the executive will receive the benefit he or she would have received had he or she terminated employment at age 65. Upon the executive’s termination of employment for good reason following a change in control, the agreements provide for a benefit determined by imputing the years of service and compensation the executive would have earned through age 65.

Split Dollar Life Insurance Arrangement. In 1995, the Bank established a split-dollar life insurance arrangement for Mr. Mahoney primarily to restore estimated retirement benefits lost under the former pension plan due to limitations imposed by the Internal Revenue Code. Under the terms of the arrangement, the Bank pays the premiums on a life insurance policy owned by Mr. Mahoney. Upon Mr. Mahoney’s death, or upon liquidation of the policy’s cash surrender value, the Bank will recover all of the premium payments it made with respect to the policy. In connection with the split-dollar arrangement, the Bank also agreed to reimburse Mr. Mahoney each year for the tax obligations arising from any federal or state taxable income he recognizes as a result of the reportable economic benefit of the arrangement and as a result of the Bank’s reimbursement for such tax liabilities.

Option Grants in Last Fiscal Year

The following table lists all options granted to Mr. Thomas and Ms. DeFeo during 2002 and contains certain information about the potential value of those options based upon certain assumptions as to the appreciation of the Company’s common stock over the life of the option. No other executive officers were granted options during 2002.

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Options (2)
					5%	10%
Robert W. Thomas	1,000	1.9%	$17.90	January 11, 2012	$11,260	$28,530
Susan L. DeFeo	1,000	1.9%	$17.90	January 11, 2012	$11,260	$28,530

(1)	Options become exercisable in five equal annual installments commencing on January 11, 2003, the first anniversary of the date of grant; provided, however, options will be immediately exercisable upon a change in control or if the optionee terminates employment due to death or disability.
(2)	The dollar gains under these columns result from calculations required by the Securities and Exchange Commission’s rules and are not intended to forecast future price appreciation of Woronoco Bancorp common stock. It is important to note that options have value only if the price of Woronoco Bancorp common stock increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company’s common stock would be approximately $29.16 and $46.43, respectively, as of the expiration date of the options.

Fiscal Year-End Option Value

The following table provides certain information regarding the exercise of options during 2002 and certain information with respect to the number of shares of the Company’s common stock represented by outstanding options held by the named executive officers as of December 31, 2002.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Cornelius D. Mahoney	30,966	$371,979	59,017	59,988	$705,991	$717,606
Agostino J. Calheno	—	—	53,991	35,992	645,867	430,554
Debra L. Murphy	—	—	53,991	35,992	645,867	430,554
Robert W. Thomas	—	—	9,000	7,000	107,663	75,525
Susan L. DeFeo	9,000	104,513	—	7,000	—	75,525

(1)	Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2002, less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

The reports of the compensation and audit committees and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERSONNEL & COMPENSATION COMMITTEE REPORT

Personnel & Compensation Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Company’s Personnel & Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

Compensation Policies. The Company does not pay direct cash compensation to the executive officers of the Company. However, the Company’s executives are also executives of the Bank and are compensated by the Bank. The members of the Personnel & Compensation Committee are three non-employee members of the Board of Directors. The compensation decision for senior officers is developed with the assistance of Thomas Warren & Associates Inc. (“Warren”), a Massachusetts-based company that specializes in compensation analysis, salary administration programs and appraisal systems.

All decisions by the Personnel & Compensation Committee relating to compensation affecting senior officers of the Bank are reviewed and approved by the full Board of Directors. The committee meets at least annually to review and make recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and other senior management members. The decisions made by the Personnel & Compensation Committee as to executive compensation are discretionary. However, a written performance review is prepared and includes an assessment of performance against certain goals. Set forth below are certain considerations taken into account in determining compensation for executive officers.

Base Salaries. In determining base salaries for the Chief Executive Officer and other executive officers, the Committee reviews compensation surveys prepared by Warren to ensure that base salaries are competitive with financial institutions similar in size, locale and profile in order that the Bank attract and retain highly skilled personnel. The Bank utilizes the services of Warren to provide an ongoing, independent analysis to ensure the appropriateness of executive compensation.

Bonus Awards. Bonus compensation for executive officers generally consists of cash awards. The committee grants cash bonuses to senior management in consultation with Warren, based upon awards given at comparable institutions, the profitability and long-term planning goals of the Company and other factors regarding individual performance and accomplishments.

Stock Based Compensation. The Company maintains the Stock-Based Incentive Plan and the Option Plan under which executive officers may receive grants and awards of common stock and options to purchase common stock of the Company. The Personnel & Compensation Committee believes that stock ownership is a significant incentive in building stockholder value and aligning the interests of employees with stockholders. The value of this component of compensation increases as the common stock of the Company appreciates in value.

Compensation of the Chief Executive Officer. The full Board of Directors evaluates the performance of the Chief Executive Officer and establishes an annual salary level and bonus. The Board of Directors authorized a base salary for the Chief Executive Officer for the year 2002 of $306,654, which represented a 5.38% increase from the base salary provided in 2001. The salary was based on the overall performance of the Bank, the complexity of its operations, long term planning benchmarks and the tenure of Mr. Mahoney, who has been with the Bank for 27 years and its Chief Executive Officer since 1985. The Board also approved a bonus of $70,380 payable in 2003 for 2002 performance. In arriving at these amounts, the Board considered input from Warren and the Executive Committee.

Members of the Personnel & Compensation Committee

William G. Aiken

Francis J. Ehrhardt

D. Jeffrey Templeton

Personnel & Compensation Committee Interlocks and Insider Participation

Mr. Mahoney served on the Company’s Personnel & Compensation Committee until December 18, 2002, at which point he was replaced by Mr. Aiken. Mr. Mahoney served as Chairman of the Board, President and Chief Executive Officer of the Company and the Bank during 2002.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company common stock with the cumulative total return on the American Stock Exchange Index and with the American Stock Exchange Savings Institutions Index. The graph assumes that $100 was invested at the close of business on March 19, 1999, the initial day of trading of the Company’s common stock. Total return assumes the reinvestment of all dividends.

	Period Ended
	03/19/99	12/31/99	12/31/00	12/31/01	12/31/02
Woronoco Bancorp, Inc.	$100.00	$101.70	$139.40	$195.90	$242.70
The American Stock Exchange Index	100.00	128.70	119.40	111.10	90.80
The AMEX Savings Institutions Index	100.00	95.50	110.40	142.50	184.30

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of the American Stock Exchange.

The Company's management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the

Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company’s independent auditors.

Members of the Audit Committee

Carmen J. Mascaro, Chairman

Joseph P. Keenan

Ann V. Schultz

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year, each of its executive officers and directors has complied with all applicable filing requirements for transactions in Company common stock, except for one late report filed by each of Messrs. Davies and Mark A. Pumiglia, a director of Woronoco Savings Bank, with regard to the awarding of stock options.

TRANSACTIONS WITH MANAGEMENT

Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

The Bank currently makes loans to its executive officers and directors on the same terms and conditions offered to the general public. The Bank’s policy provides that all loans made by the Bank to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features.

The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has appointed Wolf & Company, P.C. to be its auditors for the 2003 fiscal year, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent public accountants will be considered by the Board of Directors. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of auditors.

The following table sets forth the fees billed to the Company for the year ending December 31, 2002 by Wolf & Company, P.C.:

Audit Fees	$103,500
Financial information and systems design and implementation	—
All other fees*	43,000

*	Includes fees for preparation of federal and state tax returns and an information risk management assessment.

The Audit Committee has considered whether the provision of non-audit services by Wolf & Company, P.C. is compatible with maintaining Wolf & Company, P.C.’s independence.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company's Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on February 26, 2003. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

A copy of the Company's Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on February 26, 2003 upon written request to Terry J. Bennett, Corporate Secretary, Woronoco Bancorp, Inc., 31 Court Street, Westfield, Massachusetts 01085-3562.

STOCKHOLDER PROPOSALS

To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2004 annual meeting of stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than November 19, 2003. If such annual meeting is held on a date more than 30 calendar days from April 23, 2004, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Bylaws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give advance written notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that if less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made.

BY ORDER OF THE BOARD OF DIRECTORS

Terry J. Bennett
Corporate Secretary

Westfield, Massachusetts

March 19, 2003

Appendix A

WORONOCO BANCORP, INC.

AUDIT COMMITTEE CHARTER

ORGANIZATION

Committee Composition. There shall be a Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three Directors who are independent as defined in the American Stock Exchange listing standards and applicable Securities and Exchange Commission rules and regulations.

All members of the Committee must be financially literate at the time of appointment, meaning that they must have the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, the Chair of the Committee must be financially sophisticated, meaning that such person must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Meetings. The Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the Committee or the Chair. A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of the company.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities the Audit Committee will:

Independent Auditors

•	Be responsible for the appointment, compensation, retention and oversight of the independent auditors engaged to audit the financial statements of the Company and its subsidiaries.

•	Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the company's internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct. As a part of this review, the Committee shall ensure receipt of a formal written statement from the independent auditors consistent with the standards set by the Independence Standards Board.

•	Discuss with the independent auditors any relationships or services that may impact the objectivity and independence of the auditor.

•	Approve, in advance, all audit services and all permissible non-audit services to be completed by the independent auditors. Such approval process will ensure that the independent auditors do not provide any non-audit services to the Company or any of its subsidiaries that are prohibited by law or regulation.

Internal Audit Function

•	Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

Financial Reporting

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Prepare a report for inclusion in the Company's annual proxy statement, in accordance with applicable rules and regulations.

A-2

Process Improvement

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the Company. In connection with such review, the Audit Committee will establish procedures: (1) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Review and update this Charter periodically as conditions dictate, but not less than annually.

Legal Duties

•	Investigate any matter brought to its attention within the scope of its duties, with the power and funding to retain outside counsel or other necessary advisors for this purpose if, in its judgment, that is appropriate.

•	Review and approve all related-party transactions.

A-3

REVOCABLE PROXY

WORONOCO BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 23, 2003

10:00 a.m. Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Woronoco Bancorp, Inc. (the “Company”), consisting of the entire Board of Directors, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of stockholders, to be held on April 23, 2003 at 10:00 a.m., local time at the Springfield-Marriott, on the corner of Boland and Columbus Avenues, Springfield, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Francis J. Ehrhardt, Cornelius D. Mahoney and D. Jeffrey Templeton

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION:    To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as independent auditors of Woronoco Bancorp, Inc. for the fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Dated:______________________________

___________________________________

SIGNATURE OF SHAREHOLDER

___________________________________

SIGNATURE OF CO-HOLDER (IF ANY)

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 19, 2003 and the Annual Report to Stockholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

_____________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.